Exhibit 10.2

Strategic Growth PSUs

INTEL CORPORATION

2021 INDUCEMENT PLAN

FIRST AMENDMENT TO

RESTRICTED STOCK UNIT AGREEMENT

(for Performance-Based Restricted Stock Units (or “PSUs”))

This First Amendment (this “Amendment”) to the Restricted Stock Unit Agreement by and between Patrick Gelsinger (“you”) and Intel Corporation (the “Corporation”), which provided for the grant of 457,789 PSUs, effective as of February 15, 2021 (the “Strategic Growth PSU Award Agreement”), is made by and between you and the Corporation, effective as of November 18, 2022 (the “Amendment Effective Date”). Capitalized terms contained herein but not defined herein shall have the meanings ascribed to them in the 2021 Inducement Plan or the Strategic Growth PSU Award Agreement, as the case may be.

WHEREAS, you were granted RSUs pursuant to the terms of the Strategic Growth PSU Award Agreement; and

WHEREAS, you and the Corporation have agreed to amend and modify certain terms of the Strategic Growth PSU Award Agreement as provided herein, with the understanding that all other provisions of the Strategic Growth PSU Award Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree to amend the Strategic Growth PSU Award Agreement, effective as of the Amendment Effective Date, as follows:

1.         Removal of Interim Vesting Date; Change to Cliff-Vesting.

(a)

Section 4(a) of the Strategic Growth PSU Award Agreement is hereby amended by deleting the following language: “; provided, that on the date that is thirty-six (36) months following the Grant Date (the “Interim Vesting Date”), a number of RSUs equal to (i) the number of RSUs that have met the Performance Hurdle Terms as of such date, multiplied by (ii) fifty percent (50%) will vest subject to your continued employment through such Interim Vesting Date and be settled in accordance with Section 5 below”.

(b)

Section 4(b)(ii) of the Strategic Growth PSU Award Agreement is hereby amended by deleting the following language: “The number of RSUs that vest and become payable on the Final Vesting Date based on achievement of the Performance Hurdle Terms will be reduced by any RSUs that became vested on the Interim Vesting Date and settled pursuant to Section 5 of this Agreement.”

(c)

Section 4(c) of the Strategic Growth PSU Award Agreement is hereby amended by deleting the following language: “(inclusive of any RSUs that previously settled in connection with the Interim Vesting Date)”.

2.         Increase to Trading Price Period.

(a)

Section 4(b)(i) of the Strategic Growth PSU Award Agreement is hereby amended by replacing “for any consecutive thirty (30) trading days” with “for any consecutive ninety (90) calendar days” as the definition of Trading Price Period.

(b)	Section 4(c) of the Strategic Growth PSU Award Agreement is hereby amended by replacing “consecutive thirty (30) trading days” with “consecutive ninety (90) calendar days”.

3.         Miscellaneous. The Strategic Growth PSU Award Agreement shall remain unchanged and in full force and effect other than as provided in this Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of law).

4.         Counterparts. This Amendment may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the Amendment Effective Date.

INTEL CORPORATION

/s/ Dion Weisler
By: Dion Weisler
Chair, Compensation Committee

Acknowledged and Agreed to by:

/s/ Patrick Gelsinger
Patrick Gelsinger

November 18, 2022
Date